UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 20, 2011, the board of directors of Green Mountain Coffee Roasters, Inc. (the “Company”) appointed Stephen L. Gibbs, 38, to the newly created position of Vice President and Chief Accounting Officer of the Company effective August 22, 2011.

Mr. Gibbs joins the Company with more than 15 years of experience in increasingly responsible leadership in accounting and finance positions at several public companies. Since 2006 Mr. Gibbs had been at Scientific Games Corporation where he served as Vice President, Chief Accounting Officer and Corporate Controller and was responsible for all aspects of accounting and reporting for domestic and international operations. Prior to Scientific Games Corporation, Mr. Gibbs was Manager of Accounting Research at The Coca-Cola Company and was Controller at TRX, Inc. Mr. Gibbs, a Certified Public Accountant, began his career with Arthur Andersen LLP and Deloitte & Touche LLP after receiving his B.S. in Accounting from Florida A&M University.

Pursuant to a letter agreement between Mr. Gibbs and the Company, Mr. Gibbs is entitled to an initial base salary of $330,000 per year. Mr. Gibbs is also eligible to participate in the Company’s short-term incentive plan with a target bonus for fiscal year 2012 of 50% of his base salary and the Company’s long-term incentive plan at a rate of 70% of his base salary. The agreement also provides for a grant of options to purchase common stock of the Company equal to $330,000 based on the Black-Scholes valuation and the closing price of the Company’s stock on Mr. Gibbs’ first day of employment. The options will vest over four years at a rate of 25% per year. Finally Mr. Gibbs will receive a sign-on bonus of $70,000 and a transition payment of $50,700.

Mr. Gibbs’s employment is “at-will.” If Mr. Gibbs is terminated by the Company other than for gross misconduct, he will receive six months of base salary as severance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter from Green Mountain Coffee Roasters, Inc. to Stephen L. Gibbs re: Offer Letter dated as July 20, 2011.

99.1 Press Release dated August 22, 2011 announcing the appointment of Stephen L. Gibbs as Vice President and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: August 22, 2011

EXHIBIT INDEX

10.1 Letter from Green Mountain Coffee Roasters, Inc. to Stephen L. Gibbs re: Offer Letter dated as July 20, 2011.

99.1 Press Release dated August 22, 2011 announcing the appointment of Stephen L. Gibbs as Vice President and Chief Accounting Officer.